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                                                                    Exhibit 23.1

                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999, in the Registration Statement (Form S-4) and related Prospectus of Covad Communications Group, Inc. for the registration of $215,000,000 of 12 1/2% Senior Notes due February 15, 2009.

                                        /s/ Ernst & Young LLP

San Jose, California
April 7, 1999